Exhibit 1.1

$1,750,000,000
VICI Properties L.P.
(A Delaware limited partnership)

$900,000,000 5.400% Senior Notes due 2031
$850,000,000 5.750% Senior Notes due 2036

UNDERWRITING AGREEMENT

August 5, 2026

Wells Fargo Securities, LLC

Barclays Capital Inc.
Mizuho Securities USA LLC
Truist Securities, Inc.

as Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

VICI Properties Inc., a Maryland corporation (the “Company”), and VICI Properties L.P., a Delaware limited partnership (the “Issuer”), each confirms its respective agreements with you as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”) with respect to the proposed issuance and sale of $900,000,000 aggregate principal amount of 5.400% Senior Notes due 2031 (the “2031 Notes”) and $850,000,000 aggregate principal amount of 5.750% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Securities”) issued by the Issuer. The Securities are to be issued pursuant to an indenture dated as of April 29, 2022 (the “Base Indenture”), between the Issuer and UMB Bank, National Association, as trustee (the “Trustee”), as supplemented by a fifth supplemental indenture, to be dated as of August 14, 2026 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer and the Trustee. This underwriting agreement is herein referred to as the “Agreement.”

The Company and the Issuer have each filed with the Securities and Exchange Commission (the “Commission”) a joint automatic shelf registration statement on Form S-3 (Nos. 333-286854 and 333-286854-01), including a prospectus covering the public offering and sale of certain securities, including the Securities. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering such securities dated April 30, 2025, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Issuer to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Issuer to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “preliminary prospectus” means the preliminary form of the Prospectus dated August 5, 2026 and distributed to prospective purchasers of the Securities.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectus, each identified in Schedule II hereto, and “broadly available road show” means a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Time of Sale” means 3:10 p.m., New York City time, on the date hereof.

1.            Representations and Warranties by the Company and the Issuer. Each of the Company and the Issuer, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a)            The Registration Statement has been filed with the Commission and became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Issuer, threatened by the Commission.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not as of the date of any such amendment or supplement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus, or any free writing prospectus, when considered together with the Time of Sale Prospectus, does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and on the Closing Date (as defined in Section 4), as then amended or supplemented by the Issuer, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter, furnished to the Company or the Issuer in writing by an Underwriter through you expressly for use therein, it being understood and agreed that the only such information is: (i) the information in the first paragraph under the caption “Commissions and Discounts,” (ii) the information under the caption “Price Stabilization and Short Positions” and (iii) the information under the caption “Other Relationships,” in each case under the heading “Underwriting (Conflicts of Interest)” contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, the “Underwriter Information”) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), of the Trustee.

(c)            (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer, or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the securities in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Time of Sale, each of the Company and the Issuer was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act).

(d)            Each of the Company and the Issuer is not an “ineligible issuer” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company or the Issuer be considered an ineligible issuer, as of the eligibility determination date specified in Rule 164 under the Securities Act. Any free writing prospectus that the Issuer is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Issuer is required to file pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Issuer complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectus identified in Schedule II hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company and the Issuer has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)            All of the outstanding partnership interests of the Issuer have been duly authorized and validly issued, and are, to the extent applicable, fully paid and non-assessable and, except for restrictions on transferability in the organizational documents or as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding partnership interests of the Issuer are owned by the Company, either directly or through one or more subsidiaries, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind.

(f)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, including the Issuer, taken as a whole (a “Material Adverse Effect”).

(g)            VICI Properties GP LLC (the “General Partner”) has the limited liability company power and authority, as the sole general partner of the Issuer, to cause the Issuer to enter into and perform the Issuer’s obligations under this Agreement and under the Indenture.

(h)            The Issuer is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the limited partnership power and authority to own and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company is and will be as of the Closing Date the sole member of the General Partner. The General Partner is and will be as of the Closing Date the sole general partner of the Issuer. The Second Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of April 29, 2022 (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the General Partner and VICI Properties OP LLC (the “Limited Partner”) and is a valid and binding agreement of the General Partner and the Limited Partner, enforceable against the General Partner and the Limited Partner in accordance with its terms.

(i)            Each “significant subsidiary” of the Company and the Issuer, as the term is defined in Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary,” and together, the “Significant Subsidiaries”), has been duly organized, is validly existing as a corporation, limited liability company, limited partnership or other type of entity or organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate, limited partnership, limited liability company or similar power and authority to own and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The only subsidiaries of the Company are (A) the subsidiaries of the Company listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a Significant Subsidiary. The Issuer, VICI Properties HoldCo LLC, the General Partner, the Limited Partner, VICI Properties 2 L.P., VICI Properties 1 LLC, MGP Lessor, LLC, MGP Lessor Holdings, LLC, Venetian Holdco LLC and Mandalay Grand Holdco Venture LLC are the only Significant Subsidiaries of the Company or the Issuer.

(j)            This Agreement has been duly authorized, executed and delivered by each of the Company and the Issuer. The Company has the requisite corporate power and authority, and the General Partner has the requisite limited liability company power and authority, as the sole general partner of the Issuer, to cause the Issuer, to execute and deliver this Agreement and to perform its obligations hereunder.

(k)            The Issuer has all requisite limited partnership power and authority to execute, deliver and perform its obligations under the Securities. The Securities, when issued, will be in the forms contemplated by the Indenture. The Securities have been duly and validly authorized by the Issuer and, when executed by the Issuer and authenticated by the Trustee in accordance with the applicable provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Issuer, entitled to the benefits of the Indenture, and enforceable against the Issuer in accordance with their terms, except to the extent that enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy (collectively, the “Enforceability Exceptions”).

(l)            The Base Indenture has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions, and the Base Indenture has been duly qualified under the Trust Indenture Act. The Fifth Supplemental Indenture has been duly authorized by the Issuer and, prior to the delivery and payment for the Securities on the Closing Date, will have been duly executed and delivered by the Issuer and (assuming the due authorization, execution and delivery by the Trustee) will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions.

(m)            The Securities and the Indenture conform and will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)            The issued and outstanding units of general, limited and/or preferred partner interests of the Issuer are as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o)            All of the outstanding shares of capital stock or other ownership interests of each Significant Subsidiary other than the Issuer have been duly authorized and are validly issued, and are, to the extent applicable, fully paid and non-assessable, and, except for restrictions on transferability in the organizational documents or as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Company’s Significant Subsidiaries other than the Issuer are owned by the Company or the Issuer either directly or through subsidiaries that are wholly-owned (other than any third-party interests disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus), free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Significant Subsidiary other than the Issuer.

(p)            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders to the extent permitted by applicable law and (ii) the Issuer is not currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Issuer’s limited partnership interest, from repaying to the Company any loans or advances to the Issuer from the Company or from transferring any of the Issuer’s property or assets to the Company.

(q)            Neither the Company, nor the Issuer, nor any of their subsidiaries is (i) in violation of its articles of incorporation, charter, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as applicable, as amended or supplemented, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease or other agreement or instrument to which the Company, the Issuer or any of their subsidiaries is a party or by which it or any of them may be bound or to which any of the properties of the Company, the Issuer or any of their subsidiaries (the “Properties”) or any other assets of the Company, the Issuer or any of their subsidiaries is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree applicable to the Company, the Issuer or any of their subsidiaries of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, the Issuer or any of their subsidiaries or the Properties or any of their respective other assets or operations, except, in the case of clauses (ii) and (iii) of this sentence, for any such defaults or violations that would not have a Material Adverse Effect. The execution and delivery by the Company and the Issuer of, and the performance by the Company and the Issuer of their respective obligations under this Agreement, and the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under the Indenture and the Securities, as applicable, will not (i) contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Issuer or any of their respective subsidiaries, (ii) result in the violation of the organizational documents of the Company, the Issuer or any of their respective subsidiaries or (iii) result in a breach or violation of any Agreements and Instruments binding upon the Company, the Issuer or any of their respective subsidiaries, except, in the case of clauses (i) and (iii) of this sentence, for any such contravention, violation or breach that would not have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Issuer of their respective obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations under the Indenture and the Securities, as applicable, except (i) as have been obtained or made by the Company or the Issuer and (ii) (A) such as may be required by the securities laws of any U.S. state or non-U.S. jurisdiction or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Securities and (B) such approvals as have been obtained under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the execution and delivery by the Company and the Issuer of, and the performance by the Company and the Issuer of their respective obligations under this Agreement and the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under the Indenture and the Securities, as applicable, will not constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other assets of the Company, the Issuer or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such Repayment Events, liens, charges or encumbrances that would not have a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Issuer or any of their respective subsidiaries.

(r)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(s)            Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s and the Issuer’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the Properties is subject, which would, if determined adversely to the Company or the Issuer, reasonably be expected to have a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Registration Statement, the Time of Sale Prospectus and the Prospectus; and there are no material contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)            Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)            Each of the Company and the Issuer is not, and immediately after giving effect to the offering and sale of the Securities pursuant to this Agreement and the application of the net proceeds therefrom as described in the Time of Sale Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)            Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(w)            There are (i) no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and (ii) no notices of potential liability or claims pending or, to the knowledge of the Company or the Issuer, threatened against the Company or any of its subsidiaries or any of the Properties concerning Environmental Laws, which in the case of sub-clause (i) or (ii) would, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Company or any of its subsidiaries nor, to the knowledge of the Company or the Issuer, any other person has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials (as defined below), except for such contamination or threats of contamination that would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; none of the Properties is included on or, to the knowledge of the Company or the Issuer, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties, the result of which would, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

(x)            (i) None of the Company or its subsidiaries, or, to the Company’s or the Issuer’s knowledge, any director, officer, affiliate, employee, agent or representatives of the Company or of any of the Company’s subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person, in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(y)            The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of applicable jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Issuer, threatened.

(z)            (i) None of the Company or any of its subsidiaries, or, to the Company’s or the Issuer’s knowledge, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, Kherson, Zaporizhzhia, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine).

(ii) The Company and the Issuer will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since its formation, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa)          Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus: (i) the Company, either directly or through a subsidiary, has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, charges, security interests, claims, restrictions or encumbrances of any kind, other than those that do not, singly or in the aggregate, materially and adversely affect the value of such Properties and do not materially interfere with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (ii) none of the Company or any of its subsidiaries owns any material real property other than the Properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being so owned; (iii) with respect to the Material Properties, each of the ground leases relating to a Property, if any, material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds the Properties, is in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by any ground lessor under a ground lease threatening the rights of the Company or any of its subsidiaries to the continued possession of the leased premises under any such ground lease; (iv) except as would not be reasonably expected to have a Material Adverse Effect, to the knowledge of the Company or the Issuer, no lessee of any of the Properties is in default under any of the leases relating to the Properties and neither the Company nor any of its subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any such lease; (v) no tenant under any of the leases at the Material Properties has any option or right of first refusal to purchase all or part of any of the premises under such lease; (vi) each of the Material Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Material Properties) and deed restrictions or other covenants, except for such failures to comply that would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; (vii) none of the Company or any of its subsidiaries has (A) received from any governmental authority any written notice of any condemnation of or zoning change materially and adversely affecting the Material Properties, or (B) knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Material Properties; and (viii) the mortgages and deeds of trust that encumber the Material Properties are not convertible (in the absence of foreclosures) into equity securities of the entity owning such Material Property and said mortgages and deeds of trust are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries or cross-collateralized with any property other than other Material Properties or assets owned directly or indirectly by the Company and its subsidiaries. For purposes hereof, “Material Properties” shall mean the Company’s net investment in any Property which equals 10% or more of the total carrying value of the Company’s real estate portfolio as of December 31, 2025.

(bb)          Each of the material partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and joint venture agreements to which the Company or the Issuer is a party has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(cc)          The Company has not received any written communication regarding a tenant’s or guarantor’s termination of or intent not to renew any of its leases or guarantee agreements with the Company or any of its subsidiaries, and no such termination or non-renewal has been threatened in writing to the Company or any of its subsidiaries by any other party thereto, in each case that would have a Material Adverse Effect.

(dd)          The Company and its subsidiaries own or possess the right to use, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently used by them in connection with the business now operated by them, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ee)          No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Issuer, is imminent, which, in either case, would be reasonably expected to result in a Material Adverse Effect.

(ff)          The Company and each of its subsidiaries are insured by insurers of, in their reasonable judgment, recognized financial responsibility (determined as of the date such insurance was obtained) against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, which refusal would be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able (i) to renew, if desired, its existing insurance coverage as and when such coverage expires or (ii) to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a Material Adverse Effect. Except where any such failure to do so would not be reasonably expected to have a Material Adverse Effect, the tenants of the Company and the Issuer maintain insurance on the Properties with carriers against such risks and in such amounts as the Company and the Issuer deem prudent in their reasonable judgment.

(gg)          Except where any such failure to do so would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(hh)          Except as would not be reasonably expected to have a Material Adverse Effect: (i) each of the Company and the Issuer is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) for which notice has not been waived has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company or the Issuer would have any material liability; (iii) neither the Company nor the Issuer has incurred or expects to incur material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and (iv) each “pension plan” for which either the Company or the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification.

(ii)            (i) The consolidated financial statements of the Company and the Issuer included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position of the Company and the Issuer, as of the dates shown and their results of operations, stockholders’ or partners’ equity, as applicable, and cash flows for the periods shown; and (ii) such financial statements of the Company and the Issuer have been prepared in conformity with the generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except to the extent expressly otherwise stated in the related notes thereto, and the supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects in accordance with GAAP the information stated therein.

Other than the historical financial statements (and schedules) included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus or as expressly permitted by the Commission, no other historical or pro forma financial statements (or schedules) are required to be included therein under the Securities Act or the rules and regulations thereunder.

All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.

(jj)          Each of the Company and the Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions by each of the Company and the Issuer, and their respective subsidiaries are executed in accordance with management’s general or specific authorizations; (ii) transactions of each of the Company, the Issuer and their respective subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets of each of the Company, the Issuer and their respective subsidiaries is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets of each of the Company, the Issuer and their respective subsidiaries is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the date of the Company’s and the Issuer’s most recently audited financial statements, (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) has been identified and (ii) no change in the Company’s internal control over financial reporting has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s or the Issuer’s internal control over financial reporting.

(kk)          The interactive data in eXtensible Business Reporting Language included in or incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)          The Company has made a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 2017. Commencing with its taxable year ended December 31, 2017, the Company was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its proposed method of operation, as described in, and subject to the limitations, qualifications and assumptions set forth in, the Registration Statement, the Time of Sale Prospectus and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all materials respects.

(mm)          The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except, in each case, where the failure to file such tax returns or pay such taxes would not have a Material Adverse Effect, or, except as such taxes currently being contested in good faith and for which reserves required by GAAP have been made, and no proposed tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(nn)          The Company has taken all necessary actions to ensure that it is and will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

(oo)            Neither the Company nor any of its subsidiaries or other controlled affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities or a violation of Regulation M under the Exchange Act.

(pp)          Any statistical, tenant and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company and the Issuer believe to be reliable and accurate in all material respects and, to the extent required, the Company and the Issuer have obtained the written consent to the use of such data from such sources.

(qq)          The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants as required by the Securities Act and the rules and regulations under the Securities Act, the Exchange Act and the rules and regulations under the Exchange Act and the Public Company Accounting Oversight Board.

(rr)          (i) To the knowledge of the Company and the Issuer, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s, the Issuer’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases, equipment or technology (collectively, “IT Systems and Data”); (ii) none of the Company, the Issuer or their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company, the Issuer and their respective subsidiaries have implemented controls, policies, procedures, and technological safeguards that they believe maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach or incident, unauthorized access or disclosure, or other compromises, that have been remedied without material cost or liability or as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, the Issuer and their respective subsidiaries are presently in compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2.            Agreements to Sell and Purchase. Upon the basis of the representations and warranties herein contained and subject to the terms and conditions hereinafter stated, the Issuer hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at a purchase price equal to 99.366% of the principal amount of the 2031 Notes and 97.725% of the principal amount of the 2036 Notes. The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

3.            Public Offering. The Company and the Issuer are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement is fully executed as in the judgment of the Representatives is advisable. The Company and the Issuer are further advised by the Representatives that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.            Payment and Delivery. Payment for the Securities shall be made to, or at the direction of, the Issuer by wire transfer in federal (same day) or other funds immediately available to the account(s) specified by the Issuer against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters, of one or more global notes representing the Securities, registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, at 10:00 a.m., New York City time, on August 14, 2026, or at such other time on the same or such other date, not later than the eighth business day thereafter, as shall be designated in writing by the Representatives. The date of such payment is hereinafter referred to as the “Closing Date.”

5.            Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any public notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Securities or any other debt securities of the Company, the Issuer, or any of the subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and the General Partner, to the effect set forth in Section 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company and the Issuer contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Issuer has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate on behalf of the Company and the General Partner may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date an opinion (including a negative assurance letter) of Hogan Lovells Cadwalader US LLP, outside counsel for the Company and the Issuer, dated the Closing Date, with respect to the matters identified in Exhibits A-1 and A-2 hereto. In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and the General Partner and certificates of public officials.

(d)            The Underwriters shall have received on the Closing Date an opinion (including a negative assurance letter) of Sidley Austin llp, in form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Hogan Lovells Cadwalader US LLP referred to in Section 5(c) hereof. In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and the General Partner and certificates of public officials.

(e)            The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, an independent registered public accounting firm for the Company and the Issuer, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to (i) the financial statements and certain financial information of the Company and (ii) the financial statements and certain financial information of the Issuer, in each case contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f)            [Reserved.]

(g)           [Reserved.]

(h)            The Indenture, in form and substance satisfactory to the Representatives, shall have been duly executed and delivered by a duly authorized officer of each of the Issuer and the Trustee; the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

6.            Covenants of the Company and the Issuer. Each of the Company and the Issuer, jointly and severally, covenants with each Underwriter as follows:

(a)            To furnish to each of the Representatives and their counsel, without charge, signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) hereof, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein (excluding exhibits thereto or incorporated by reference therein) and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission prior to the Closing Date and within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. The Issuer will notify the Representatives immediately, and confirm the notice in writing, if the Company or the Issuer becomes the subject of a proceeding under Section 8A of the Securities Act in connection with this offering.

(c)            To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Issuer and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)            Not to take any action that would result in an Underwriter, or the Company or the Issuer, being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            During the Delivery Period to advise each Underwriter, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain its withdrawal.

(h)            To use its reasonable best efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided that in no event shall the Company or the Issuer be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not so qualified or to subject it to taxation in any jurisdiction where it is not otherwise so subject.

(i)            To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)            The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026, and, unless the board of directors of the Company determines otherwise, use its best efforts to remain qualified for taxation as a REIT thereafter.

(k)            The Company and the Issuer will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(l)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations and the obligations of the Issuer under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and the Issuer and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA which shall not exceed $10,000; (v) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and expenses of the Company and the Issuer relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Issuer and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement, (ix) the fees and expenses of any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (x) the fees of any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the 1934 Act), and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Issuer hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them, any advertising expenses connected with any offers they may make, one-half of the cost of any aircraft chartered in connection with the road show, any lodging, commercial airfare and other expenses attributable to employees of the Underwriters (including in connection with the road show), and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Securities.

(m)           During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Issuer or warrants to purchase or otherwise acquire debt securities of the Company or the Issuer substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives).

(n)            To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in the form consented to by the Representatives included as Schedule III hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7.            Covenants of the Underwriters. Each of the Underwriters, severally and not jointly, covenants with the Company and the Issuer not to use, authorize the use of, refer to, or participate in the planning for the use of, any “free writing prospectus” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company or the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Company) that would result in the Company or the Issuer being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter, that otherwise would not be required to be filed by the Company or the Issuer thereunder, but for the action of such Underwriter.

8.            Indemnity and Contribution.

(a)            The Company and the Issuer, jointly and severally, agree to indemnify and hold harmless each Underwriter, their directors, their officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company or Issuer information that the Company or the Issuer has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriter Information.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Issuer, their respective directors and officers who sign the Registration Statement, and each person, if any, who controls the Company or the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity (contained in Section 8(a) hereof) from the Company and the Issuer to such Underwriter, but only with reference to the Underwriter Information.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Issuer, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company and the Issuer, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the parties shall be deemed to be the same respective proportions as: (i) in the case of the Company and the Issuer, the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Issuer and (ii) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Issuer, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Issuer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)            The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter would otherwise have been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or on behalf of the Company, its officers or directors, the Issuer or any person controlling the Company or the Issuer and (iii) acceptance of and payment for any of the Securities.

9.            Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

10.          Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Issuer. In any such case the Representatives, or the Company or the Issuer, shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company or the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (which, for the purposes of this Section 10, shall not include termination by the Underwriters under items (i), (iii), (iv) or (v) of Section 9 hereof), the Company will reimburse the Underwriters or any of them that have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their external counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.          Entire Agreement.

(a)            This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company, the Issuer and the Underwriters with respect to the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities. For the avoidance of doubt, this agreement constitutes the entire understanding of the parties related to fees payable by the Company or the Issuer to the Underwriters related to the issuance and sale of Securities and supersedes all previous agreements relating to such subject matter should they exist.

(b)            The Company and the Issuer acknowledge that in connection with the offering of the Securities (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Issuer or any other person, (ii) the Underwriters owe the Company and the Issuer only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and the Issuer. The Company and the Issuer waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities and none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

12.          Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

14.          Applicable Law. This Agreement or any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

15.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.          Notices. All communications hereunder shall be in writing and effective only upon receipt and:

(a)            If to the Underwriters shall be delivered, mailed or sent to you at Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (email: tmgcapitalmarkets@wellsfargo.com); Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (fax: 646-834-8133), Attention: Syndicate Registration; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets (email: BA_DCM_Notices@mizuhogroup.com); and Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001 (fax: (404) 926-5027), Attention: Investment Grade Debt Capital Markets; and

(b)            If to the Company or the Issuer shall be delivered, mailed or sent to VICI Properties Inc., 535 Madison Avenue, New York, New York 10022, Attention: Samantha S. Gallagher, or via email at sgallagher@viciproperties.com; with a copy to Hogan Lovells Cadwalader US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. 20004, Attention: David W. Bonser and Andrew Zahn (Fax: (202) 637-5910), or via email at david.bonser@hlc.com and andrew.zahn@hlc.com.

17.          Waiver of Jury Trial. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.          Submission to Jurisdiction. Each of the parties hereto (i) submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts; and (iii) agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party, as applicable, and may be enforced in any court to the jurisdiction of which such party, as applicable, is subject by a suit upon such judgment.

[Signature pages follow]

Very truly yours,

VICI Properties Inc.

By:	/s/ David A. Kieske
Name: David A. Kieske
Title: Executive Vice President, Chief Financial Officer and Treasurer

VICI Properties L.P.

By: VICI Properties GP LLC, its general partner

By:	/s/ David A. Kieske
Name: David A. Kieske
Title: Treasurer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

Wells Fargo Securities, LLC

Barclays Capital Inc.

Mizuho Securities USA LLC

Truist Securities, Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Ujal Santchurn
	Name:	Ujal Santchurn
	Title:	Director

Mizuho Securities USA LLC

By:	/s/ Robert Fahrbach
	Name:	Robert Fahrbach
	Title:	Managing Director

Truist Securities, Inc.

By:	/s/ Rob Nordlinger
	Name:	Rob Nordlinger
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

	Principal Amount of
Underwriter	2031 Notes	2036 Notes
Wells Fargo Securities, LLC	$81,000,000	$76,500,000
Barclays Capital Inc.	72,000,000	68,000,000
Mizuho Securities USA LLC	72,000,000	68,000,000
Truist Securities, Inc.	72,000,000	68,000,000
BofA Securities, Inc.	63,000,000	59,500,000
BNP Paribas Securities Corp.	63,000,000	59,500,000
Capital One Securities, Inc.	63,000,000	59,500,000
Citigroup Global Markets Inc.	63,000,000	59,500,000
Citizens JMP Securities, LLC	63,000,000	59,500,000
J.P. Morgan Securities LLC	63,000,000	59,500,000
SMBC Nikko Securities America, Inc.	63,000,000	59,500,000
Deutsche Bank Securities Inc.	45,000,000	42,500,000
Goldman Sachs & Co. LLC	45,000,000	42,500,000
Morgan Stanley & Co. LLC	45,000,000	42,500,000
Scotia Capital (USA) Inc.	27,000,000	25,500,000
Total:	$900,000,000	$850,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated August 5, 2026

2.	Free Writing Prospectus dated August 5, 2026

II-1

SCHEDULE III

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-286854-01

VICI Properties L.P.

$1,750,000,000

Final Term Sheet
August 5, 2026

$900,000,000 5.400% Senior Notes due 2031
$850,000,000 5.750% Senior Notes due 2036

This free writing prospectus relates only to the securities described below and should be read together with the preliminary prospectus supplement dated August 5, 2026 (the “Preliminary Prospectus Supplement”), the accompanying prospectus dated April 30, 2025 and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	VICI Properties L.P. (the “Company”)

Ratings*:	[Intentionally omitted]

Trade Date:	August 5, 2026

Settlement Date**:	August 14, 2026 (T+7)

5.400% Senior Notes due 2031

Securities Offered:	5.400% Senior Notes due 2031

Aggregate Principal Amount Offered:	$900,000,000

Interest Payment Dates:	April 15 and October 15, beginning on April 15, 2027

Interest Rate:	5.400% per annum, accruing from August 14, 2026

Maturity Date:	October 15, 2031

Benchmark Treasury:	4.375% due July 31, 2031

Benchmark Treasury Yield:	4.324%

Spread to Benchmark Treasury:	+108 basis points

Yield to Maturity:	5.404%

Price to Public:	99.966% of the principal amount, plus accrued interest, if any

III-1

Optional Redemption Provision:

At the Company’s option, prior to September 15, 2031 (the “2031 Notes Par Call Date”), make-whole call at Treasury Rate (as defined in the Preliminary Prospectus Supplement) +20 basis points; on and after the 2031 Notes Par Call Date, at 100% of the principal amount. See the Preliminary Prospectus Supplement for further terms and provisions applicable to optional redemption.

CUSIP:	925650AL7

ISIN:	US925650AL71

5.750% Senior Notes due 2036

Securities Offered:	5.750% Senior Notes due 2036

Aggregate Principal Amount Offered:	$850,000,000

Interest Payment Dates:	April 15 and October 15, beginning on April 15, 2027

Interest Rate:	5.750% per annum, accruing from August 14, 2026

Maturity Date:	October 15, 2036

Benchmark Treasury:	4.375% due May 15, 2036

Benchmark Treasury Yield:	4.613%

Spread to Benchmark Treasury:	+135 basis points

Yield to Maturity:	5.963%

Price to Public:	98.375% of the principal amount, plus accrued interest, if any

Optional Redemption Provision:	At the Company’s option, prior to July 15, 2036 (the “2036 Notes Par Call Date”), make-whole call at Treasury Rate (as defined in the Preliminary Prospectus Supplement) +25 basis points; on and after the 2036 Notes Par Call Date, at 100% of the principal amount. See the Preliminary Prospectus Supplement for further terms and provisions applicable to optional redemption.

CUSIP:	925650AM5

ISIN:	US925650AM54

III-2

All Notes Offered Hereby

Total Net Proceeds:	Approximately $1,725.0 million, after deducting the underwriting discounts (but before deducting the estimated offering expenses payable by the Company).

Joint Book-Running Managers:	Wells Fargo Securities, LLC
Barclays Capital Inc.
Mizuho Securities USA LLC
Truist Securities, Inc.
BofA Securities, Inc.
BNP Paribas Securities Corp.
Capital One Securities, Inc.
Citigroup Global Markets Inc.
Citizens JMP Securities, LLC
J.P. Morgan Securities LLC
SMBC Nikko Securities America, Inc.

Senior Co-Managers:	Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

Co-Manager:	Scotia Capital (USA) Inc.

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes before the business day prior to the Settlement Date will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and should consult their own advisors.

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751, by calling Barclays Capital Inc. toll-free at 1-888-603-5847, by calling Mizuho Securities USA LLC toll-free at 1-866-271-7403 or by calling Truist Securities, Inc. toll-free at 1-800-685-4786.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

III-3

EXHIBIT A-1

MATTERS TO BE ADDRESSED IN OPINION AND NEGATIVE ASSURANCE LETTER OF Hogan Lovells CADWALADER US LLP

A-1-1

EXHIBIT A-2

MATTERS TO BE ADDRESSED IN TAX OPINION OF
Hogan Lovells CADWALADER US LLP

A-2-1